Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

OF LASERLOCK TECHNOLOGIES, INC.

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of LaserLock Technologies, Inc. (the "Company") for the period ended March 31, 2012, as filed with the Securities and Exchange Commission (the "Report"), I, Norman A. Gardner, Chief Executive Officer and Principal Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 5, 2012 /s/ Norman A. Gardner

Norman A. Gardner

Chief Executive Officer and Principal Financial Officer